UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

BLUEROCK PRIVATE REAL ESTATE FUND

(Exact name of registrant as specified in its charter)

Delaware	001-43017	46-0724240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

919 Third Ave, 40th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

(844) 819-8287

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BPRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2026, Bluerock Private Real Estate Fund (the “Fund”) entered into an Administrative Services Agreement (the “ASA”) with Bluerock Fund Advisor, LLC (the “Adviser”), the Fund’s investment adviser. Currently, the Fund's investments in Institutional Investment Funds bear significant expenses at the underlying fund level (“Underlying Fund Expenses”), which reduce the net returns of those investments to the Fund. As assets are redeemed from the Institutional Investment Funds and rotated into direct real estate investments, these Underlying Fund Expenses are eliminated to the benefit of shareholders, but additional services are required to be undertaken on behalf of the Fund, including Joint Venture Administration, Property Operations, Property-Level Debt Administration, Subsidiary and Entity Governance, Legal/Compliance Services, REIT Qualification Monitoring, and Accounting and Tax Services for the Fund’s direct real estate investments.

The ASA engages the Adviser to provide such services, along with other services such as NYSE Listing Compliance, Proxy and Annual Meeting Process, Exchange Act Reporting and Regulation FD Compliance, and other additional services to the extent agreed upon by the parties, all of which are distinct from and in addition to those provided by the Adviser pursuant to the existing investment management agreement between the Fund and the Adviser.. In consideration for such services, commencing July 1, 2026, the Fund agreed to pay the Adviser an Administrative and Accounting Services Fee (the “ASA Fee”) at an annual rate of 0.20% of the Fund’s average managed assets, calculated and paid monthly. For this purpose, “managed assets” means the Fund’s net assets plus the principal amount of any outstanding borrowings plus the liquidation preference of any outstanding preferred stock. Given the ASA Fee is at a significantly lower rate than the Underlying Fund Expense levels, and to ensure that the significant net savings flow to the investors, the Adviser has elected to voluntarily waive a portion of the ASA Fee in an amount equal to the ASA Fee which would otherwise be payable with respect to managed assets represented by the Fund’s investments in Institutional Investment Funds. Based on the Fund’s investments as of July 1, 2026, this would result in a waiver of approximately 53% of the ASA Fee owed to the Adviser. The ASA continues in effect until terminated and may be terminated at any time upon 60 days’ written notice, without payment of any penalty, by a vote of a majority of the independent members of the Board of Trustees, by a vote of a majority of the outstanding voting securities of the Fund, or by the Adviser. Any amendment to the ASA requires approval by the Board of Trustees, including a majority of the independent members of the Board of Trustees.

The ASA is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

On July 1, 2026, the Fund updated investors on the progress of its rotation into direct real estate.

As of July 1, 2026, the Fund has closed approximately $250 million of direct real estate investments and has approximately $450 million of direct real estate investments under contract or in its investment pipeline.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Administrative Services Agreement, dated July 1, 2026, by and between Bluerock Private Real Estate Fund and Bluerock Fund Advisor, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK PRIVATE REAL ESTATE FUND

Date: July 2, 2026

By: /s/ Jordan Ruddy

Name: Jordan Ruddy

Title: President